EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INSIGNIA SYSTEMS, INC. CLOSES ASSET SALE OF

IN-STORE MARKETING BUSINESS TO PARK PRINTING AFFILIATE

Randy Uglem Appointed CEO of Lendway Inc. in Connection with Pivot to Non-Bank Lending

MINNEAPOLIS, MN – August 4, 2023 – Lendway, Inc. (formerly, Insignia Systems, Inc.) (Nasdaq: LDWY) (the “Company”) has closed the previously announced sale of its in-store marketing business to an affiliate of Park Printing for an aggregate cash purchase price of $3.5 million, subject to an escrow and certain post-closing adjustments. Effective August 4, 2023, the Company has changed its name to Lendway, Inc. and the new ticker symbol “LDWY” as it focuses on building a scalable non-bank lending platform. As previously disclosed, the company’s mission will be to create exceptional financing solutions and connect borrowers with competitive funding choices.

“This transaction is a significant milestone for our organization that we have been diligently working on as the Company explores strategic alternatives,” the Company’s outgoing President and CEO, Kristine Glancy commented. “Our priority has been to deliver value to our shareholders. Selling our in-store marketing assets for cash and pivoting to our new non-bank lending platform allows us to continue to do so. I am excited that most of our employees will make the transition over to the Park Printing family, making this a seamless transaction for the affected employees, vendors, and clients. I am proud of what we accomplished together and wish all of our team the best in their future endeavors.”

“Park Printing is thrilled to join forces with the Insignia Systems in-store marketing business to solidify our longstanding partnership and further continued growth together. Combining best practices and capitalizing on synergies is just the beginning of what we believe to be a very successful, well-rounded organization. Both businesses have shared similar values and goals which creates an ideal path forward and one that will bring value to clients, vendors, and employees,” Park Printing Co-Owner Tim Koloski commented.

Reflecting the Company’s transition to non-bank lending, Randy Uglem was promoted to President and CEO effective August 4, 2023. “I'm thrilled about my new leadership role at Lendway, where we're dedicated to responsible lending," says Mr. Uglem. "With our lending experience, we take pride in crafting customized financing solutions to support our clients' aspirations. Our approach involves fostering long-term collaborative relationships with clients, ensuring our vested interests in their success. Initially, our target geography is Minnesota and nearby states.”

The newly elected Chair of the Company’s Board of Directors, Mark Jundt, commented: "Closing the chapter on our in-store marketing business is not the end, but the beginning of Lendway, ushering in a new journey towards a world of significant non-bank lending possibilities for the Company. Our heartfelt thanks to Kristine for her stewardship and invaluable contributions over the years. With Randy as our new CEO, we look forward to propelling the business forward and delivering enhanced stockholder value."

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About Lendway, Inc.

The Company is focused on building a scalable non-bank lending platform to purchase existing loans and/or originate and fund new loans.

The Company adopted the name “Lendway, Inc.” effective today, August 4, 2023, and its common stock is expected to begin trading under the symbol “LDWY” as of the commencement of trading today.

For additional information, contact (800) 874-4648, or visit the Company’s website at www.lendway.com.

Investor inquiries can be submitted to info@lendway.com.

About Park Printing

Park Printing is a family-owned commercial printing, packaging company located in Northeast Minneapolis providing industry leading quality and service since 1960.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “believe,” “continue,” “expect,” “intend,” “opportunity,” “plan,” “remain,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, the Company’s ongoing exploration of strategic alternatives, and its plans with respect to the further development of the non-bank lending platform, are forward-looking statements. These forward-looking statements are based on current information, which the Company has assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, the Company’s actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including (1) the availability of strategic alternatives on acceptable terms, if at all, (2) the limited history of our new lending platform, (3) the substantial risk of loss associated with lending generally, (4) market conditions that may restrict or delay appropriate or desirable non-bank lending opportunities, (5) our ability to develop and maintain necessary processes and controls relating to our non-bank lending platform (6) reliance on one or a small number of employees, (7) potential adverse classifications of our Company if we are unsuccessful in executing our business plan, and (8) those other factors set forth in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2022 and additional risks, if any, identified in our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. The Company assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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Contact:

Lendway, Inc.

info@lendway.com

800-874-4648

Park Printing

Tim Koloski

timk@parkprint.com

612-789-4333

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